Exhibit 10.17

                              CONSULTING AGREEMENT


     This consulting agreement is entered into as of the 17th day of March, 2004 ("Consulting Agreement"), by and among Bidville, Inc., a corporation formed and existing under the laws of the State of Nevada and/or its subsidiaries, successors, and assigns (hereinafter the "Company") and Capital Resource Alliance, LLC, ("Consultant"). For purposes of this Consulting Agreement, the Company and Consultant shall be herein collectively referred to as "Parties" and each individually as a "Party."

     WHEREAS, The Company wishes to retain the Consultant as an independent contractor, and Consultant wishes to be retained in such capacity and perform certain services for the Consultant to promote the interests of the business of the Consultant and the Company.

     NOW THEREFORE, intending to be bound, the Parties hereto agree as follows:

     1.  Services  Provided.   Consultant,  for  the  Term  of  this  Consulting
Agreement, shall expend reasonable best efforts to assist the Company in enabling the common stock of the Company to be traded on the Frankfurt Stock Exchange (the "Services"). Consultant agrees to devote reasonable time and efforts to rendering the Services.

     Consultant recognizes that determination of whether to accept Consultant's efforts in effecting the Services or the results thereof made pursuant shall be in the sole discretion of the Company, taking into account factors including, without limitation, applicable law and costs of compliance, as well as prevailing or anticipated business and market conditions.

     2. Compensation. In consideration for the Services, Consultant shall receive 20,000 shares of restricted common stock of the Company (the "Stock") and cash compensation equal to $200,000 payable within 30 days from the date of this Agreement. Receipt of the Stock shall be contingent upon successful performance of the Services. In the event that the Company files a registration statement registering common stock of the Company, the Company shall make reasonable best efforts, in light of prevailing market conditions, to include the Stock in such registration statement. In the event that prevailing market conditions, in the opinion of the Company, do not make the sale of the Stock feasible on terms acceptable to the Company, the Company shall have the option to reduce the number of shares of Stock included in said registration statement. In addition to the conditions contained in the sentence immediately preceding, any registration rights granted pursuant to this Agreement shall be subject to identical terms and conditions, and qualified with reference to Section 7 of the Investment Agreement entered into by and between Consultant and the Company.

     Consultant shall be borne its own out-of-pocket expenses incurred related to the performance of the Services.

     Consultant shall maintain accurate written records of contacts made pursuant to this Consulting Agreement, and agrees to give the Company copies of


Consulting Agreement
Bidville, Inc.                                                      Page  1 of 7
such records upon request. This duty to maintain said records referenced in the sentence immediately preceding and to provide such records upon request to the Company shall survive the termination of this Consulting Agreement.

     3. Indemnification. Except as provided below, the Parties shall indemnify each other, their parents, affiliates, and subsidiaries, and each of their directors, officers, employees, agents, representatives, investors, and Members (collectively, the "Indemnified Parties"), and hold them harmless from and against any and all claims, actions, damages, consequential damages, liabilities and expenses (collectively, "Losses") occasioned by any act or omission of the other Party, its parents, affiliates, and subsidiaries, and each of its directors, officers, employees, agents, representatives investors, partners, or Members, relating to the performance of its obligations hereunder, provided such obligations arise after the execution of this Consulting Agreement. If the
Indemnified  Parties  shall,  without  fault on their part, be made party to any litigation concerning the Indemnified Party or the Indemnified Party's performance hereof, or commenced by or against the Indemnified Party, then the other Party shall protect and hold the Indemnified Party harmless, and shall pay all costs, Losses, expenses, and reasonable attorney's fees incurred or paid by the Indemnified Party in connection with said litigation.

     4. Warranties. Consultant hereby represents and warrants as follows:

          (a) Consultant Bears Economic Risk. Consultant and its management have substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Cirilium Holdings so that it is capable of evaluating the merits and risks of its investment in and has the capacity to protect its own interests. Consultant must bear the economic risk of this investment indefinitely unless the Stock, are registered pursuant to the Securities Act, or an exemption from registration is available. Consultant understands that Cirilium Holdings has no present intention of registering the Stock, the Warrants, or any other securities. Consultant also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Consultant to transfer all or any portion of the Stock under the circumstances, in the amounts, at the prices or at the times Consultant m propose.

          (b) Acquisition for Own Account. Consultant is acquiring the Stock for Consultant's own account for investment only, and not with a view towards any distribution, and would not have been an "underwriter" (as that term is defined in Section 2(a)(11) of the Securities Act) with respect to the original purchase of the Stock if it had been a purchaser of such shares.

          (c) Consultant Can Protect Its Interest. Consultant represents that by reason of its management's, business or financial experience, Consultant has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Furthermore, Consultant is aware of no publication or of any advertisement in connection with the transactions contemplated in the Agreement.


Consulting Agreement
Bidville, Inc.                                                      Page  2 of 7

          (d)  Accredited  Investor.   Consultant   represents  that  it  is  an
     "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act.

          (e) Company Information. Consultant has received and read the financial statements and the Balance Sheet of the Company and has had an opportunity to discuss the Company's business, management and financial affairs with the Company and its directors, officers and management and has had the opportunity to review the operations and facilities of the Company.

          (f) Rule 144. Consultant acknowledges and agrees that the Stock, the Warrants, and the Warrant Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Consultant has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of securities of the Company purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any threemonth period not exceeding specified limitations.

     5. In addition to the indemnification provisions above, the Indemnified Parties shall reimburse one another for any legal or other expenses reasonably incurred by them in connection with investigating, preparing, or preparing to defend or defending losses, lawsuits, claims, or other proceedings arising in any manner out of or in connection with the rendering of services to the Company hereunder, except for any losses or expenses arising out of a failure on the part of Consultant to procure or maintain any necessary licenses or qualifications necessary to perform services under this Consulting Agreement

     6. The Indemnified Parties agree that the indemnification and reimbursement commitments set forth in Sections 3, 5, and 6 in this Consulting Agreement shall apply whether or not any Indemnified Party is a formal party to any such lawsuit, claim, or other proceeding, and that each of the Indemnified Parties is entitled to retain separate legal counsel of its choice in connection with any of the matters to which such commitments relate and that such commitments shall extend beyond the Term of this Consulting Agreement.

     7. The Consultant agrees that it will be liable for any costs, fees and expenses incurred under circumstances as outlined in Sections 3, 5, and 6 above, including without limitation those arising from the indemnity provisions hereof, even if the transactions contemplated hereby are not closed and irrespective of any reasons.

     8. The Consultant acknowledges and agrees that neither the Company nor any of its employees, agents, representatives, officers, directors, parents, subsidiaries, affiliates or associates shall be required to devote full time and business efforts to assisting Consultant in his duties as specified in this Consulting Agreement, but instead shall devote only such time and efforts as the


Consulting Agreement
Bidville, Inc.                                                      Page  3 of 7

Company and its parents, subsidiaries, and affiliates may reasonably deem necessary. The Consultant further acknowledges and agrees that the Company and its parents and affiliates are engaged in the business of investing in, acquiring and managing businesses for own accounts, and for the accounts of unaffiliated parties, and understands that the Company intends to continue to be engaged in such activities (and other business or investment activities) throughout the Term of this Consulting Agreement. No aspect or element of such activities and the activities of any parents or subsidiaries of the Company shall be deemed to be engaged in for the benefit of the Consultant or constitute a conflict of interest. Furthermore, notwithstanding anything herein to the contrary, the Company and its Members, investors, parents, subsidiaries, and affiliates shall be required to bring only such investments and business opportunities to the attention of the Consultant as the Company, and its shareholders, investors, parents, subsidiaries, and affiliates, in their sole discretion, deem appropriate.

     9. The Company (including for purposes of this Section 9. any investor, shareholder, parent, subsidiary, or affiliate of the Company, as well as any person or entity acting for or on behalf of the Company) shall not be liable for any mistakes of fact, errors of judgment, for business or other losses sustained by the Consultant or for any acts or omissions of any kind (including acts or omissions of the Company) unless caused by intentional misconduct, recklessness or gross negligence by the Company.

     10. All information, knowledge and data relating to or concerned with the operations, business and affairs of the Company (including for purposes of this Section 10. any investor, Member, parent, subsidiary, or affiliate of the Company) or the Consultant which are exchanged by the Parties hereto in connection with the performance by the Company or Consultant of any duties hereunder shall be the property of the Company or the Consultant, whichever is the disclosing Party, and be treated as confidential information and shall be held in a fiduciary capacity by the Parties hereunder.

     11. All notices, demands, consents, approvals and requests given by either Party to the other hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at the following addresses:


If to the Company:              Bidville, Inc.
                                625 N. Flagler Street
                                West Palm Beach, FL 33401

If to the Consultant:           Capital Resources Alliance, LLC
                                3500 Lenox Road
                                Suite 1500
                                Atlanta, GA 30326


Any Party may at any time change its respective address by sending written notice to the other Party of the change in the manner hereinabove prescribed.


Consulting Agreement
Bidville, Inc.                                                      Page  4 of 7

     12. The Consultant shall execute and issue all other documents as are necessary or convenient to effect the purposes of the transactions herein contemplated. Without limitation, it is contemplated by the parties hereto that such documents may include securities offering documents; and in such event the Consultant represents and warrants that all such documents shall be prepared in compliance with all applicable securities laws.

     13. It is understood and agreed by the parties that both Parties to this Consulting Agreement are each independent contractors with respect to each other, and not employees, agents, joint venture partners, or partners of the other for any purposes whatsoever. The Company shall have no right to, and shall not control the manner or prescribe the specific method by which the services are performed by the Consultant.

     14. This Consulting Agreement has been duly executed and delivered by the Consultant and constitutes valid and binding obligations of the Parties, enforceable against them according to the terms contained herein. The execution, delivery and performance of the transactions contemplated by this Consulting Agreement, and compliance with its provisions, will not violate any provision of law, or constitute a default under, or require a consent or waiver under, the Company's Articles of Incorporation or Bylaws (each as amended to date), or any indenture, lease, agreement or other instrument to which the Company or Consultant is a party, or which the Consultant, the Company, or any of either Party's property is bound, or any decree, judgment, order, statute, rule, or regulation applicable to the Company.

     15. Except as the term "affiliate" is used in Section 2 (c) above, the terms "parent", "subsidiary" and "affiliate", as used throughout this Consulting Agreement, shall include all types of business organization, including without limitation domestic and foreign limited liability companies, corporations, investment trusts, and limited partnerships, and shall include those business organizations which are or become affiliated with the Company at any time during the Term of this Consulting Agreement. Furthermore with regard to the terms "investor", "parent", "subsidiary" and "affiliate", the meaning of such terms when used in the singular shall, where necessary to effect the broadest possible reading of this Consulting Agreement, include the meaning of such term as if used in the plural and vice versa. Throughout this Consulting Agreement, with regard to conjunctions such as "and" and "or", the conjunctive term shall be read to include the disjunctive term, and vice versa, as necessary to effect the broadest reading of this Consulting Agreement.

     16. This Consulting Agreement, and all rights and obligations hereunder, shall be binding upon and inure to the benefit of each Party's heirs, executors, representatives, successors and assigns.

     17. The Parties agree that the laws of the State of Delaware, excepting conflicts of laws provisions, shall govern any dispute in keeping with conflict of laws or rules in any dispute; and the jurisdiction and venue shall be solely in the Federal or State Courts of Palm Beach County, Florida.

Consulting Agreement
Bidville, Inc.                                                      Page  5 of 7

     18. Except as denoted herein, this Consulting Agreement is not intended for the benefit of and should not be relied upon by any third parties and the Company shall have no liability to any such party arising out of the terms of performance of this Consulting Agreement.

     19. This Consulting Agreement constitutes the entire agreement of the parties with respect to the matters herein referred and supersedes all prior agreements and understandings, written and oral, between the parties with respect to the subject matter.

     20. Neither this Consulting Agreement nor any term hereof may be changed, modified, amended, waived or terminated orally, except by an instrument in writing signed by the party against which enforcement of the change, waiver or termination is sought.

     21. Any determination by any court of competent jurisdiction that any provision of this Consulting Agreement is invalid shall not affect the validity of any other provision of this Consulting Agreement, which shall remain in full force and effect and shall be construed as to be valid under applicable law.

     22. Each party agrees to execute this Consulting Agreement and do all things necessary to effectuate the purposes of this Consulting Agreement without delay or limitation. The parties hereto agree that Consulting Agreement may be executed by facsimile transmission.

     23. Except as provided in this Consulting Agreement, this Consulting Agreement shall continue in effect until the first anniversary of the Closing Date, defined with reference to that certain Investment Agreement entered into by and between Consultant and the Company ("Term"). Any payments, expenses, or additional fees due to any Party must be paid within thirty (30) days of the date of termination. The indemnification provisions as contained in Sections 3, 4, 5, 6, and 7 shall continue in full force and effect after the termination of this Consulting Agreement until such time as neither Party may accrue any legal liability for any act or omission pursuant to this Consulting Agreement.






               [Remainder of this page intentionally left blank]


Consulting Agreement
Bidville, Inc.                                                      Page  6 of 7

     IN WITNESS WHEREOF, the parties hereto have caused this Consulting Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


Bidville, Inc., a Nevada corporation



By: /s/ Gerald C. Parker                DATE:  March 17, 2004
-------------------------------
  Gerald C. Parker, its President


Capital Resource Alliance, LLC., a Georgia corporation



By: /s/ Daniel W. Hollis                DATE: March 17, 2004
      -------------------------
   Daniel W. Hollis, its President











Consulting Agreement
Bidville, Inc.                                                      Page  7 of 7